Exhibit 99.3

Supplemental Disclosure Quarter Ended March 31, 2021

Table of Contents 1. First Quarter 2021 Earnings Release ………...........................……………… 4 2. Key Financial Information ▪ Consolidated Balance Sheets ……….……………...........................… 12 ▪ Consolidated Statements of Operations .…………………………...… 13 ▪ Non-GAAP Financial Measures .……………………..................…... 14 3. Summary of Debt …..............………….................………………………… 15 4. Notable Acquisitions & Dispositions …………...…………………......…… 16 5. Summary of Joint Ventures ………………………………………………… 17 6. Schedule of Other Assets ....……...…………...….……………….…..…… 18 7. Leasing Summary ………………...…………...….……………….…..…… 19 8. Portfolio Diversification ………………………........................…....……… 20 9. Lease Expirations ………………………….…........................…………..… 23 10. Schedule of Properties ………………………...........................…………… 24 11. Research Coverage …….....………………………............................……… 25 12. Definitions and Terms ……………………………............................……… 26 For the Quarter Ended March 31, 2021 2 Corporate Headquarters 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 www.ctoreit.com Transfer Agent Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com

Safe Harbor Certain statements contained in this supplemental disclosure report (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of the novel coronavirus, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE or the venture formed when the Company sold its controlling interest in the entity that owned the Company’s remaining land portfolio, of which the Company has a retained interest; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each as filed with the SEC. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with GAAP. We also disclose Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and the land sales gains included in discontinued operations. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. For the Quarter Ended March 31, 2021 3

Earnings Release 4 For the Quarter Ended March 31, 2021 Press Release Contact: Matthew M. Partridge Senior Vice President, Chief Financial Officer and Treasurer (386) 944-5643 mpartridge@ctoreit.com FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS FIRST QUARTER 2021 OPERATING RESULTS DAYTONA BEACH, FL – April 29, 2021 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended March 31, 2021. Select Highlights ▪ Reported Net Income per diluted share of $1.32 for the quarter ended March 31, 2021. ▪ Reported FFO and AFFO per diluted share of $0.89 and $0.97, respectively, for the quarter ended March 31, 2021. ▪ Paid a cash dividend for the first quarter of 2021 of $1.00 per share on March 31, 2021 to stockholders of record as of March 22, 2021. ▪ Collected 100% of the Contractual Base Rent (“CBR”) (as defined below) due for the three months ended March 31, 2021. ▪ During the first quarter of 2021, acquired two multi-tenant income properties for a total acquisition volume of $38.5 million, representing a weighted average going-in cash cap rate of 7.9%. ▪ During the first quarter of 2021, disposed of two income properties for a total disposition volume of $4.9 million, representing a weighted average exit cap rate of 6.4%. ▪ During the first quarter of 2021, sold approximately 25,000 acres of subsurface oil, gas and mineral rights for $1.9 million. ▪ Non-cash, unrealized gain of $4.8 million on the mark-to-market of the Company’s investment in Alpine Income Property Trust, Inc. (NYSE: PINE) during the first quarter of 2021. ▪ Book value per share outstanding as of March 31, 2021 was $59.49. ▪ Collected 100% of CBR (as defined below) due in April 2021. ▪ Announced agreements to sell seven single-tenant net lease properties to Alpine Income Property Trust, Inc. for $56.0 million at a weighted-average exit cap rate of 7.2%. ▪ Declared a cash dividend for the second quarter of 2021 of $1.00 per share, representing an annualized yield of 7.6% based on the closing price of CTO common stock on April 28, 2021.

Earnings Release

CTO REALTY GROWTH

Quarterly Financial Results Highlights

The tables below provide a summary of the Company's operating results for the three months ended March 31, 2021:

(in thousands)		For the Three Months Ended March 31, 2021		For the Three Months Ended March 31, 2020		*Variance to Comparable Period in the Prior Year*	
Income Properties	$	11,449	$	11,003	*$*	*446*	*4.1%*
Management Fee Income	$	669	$	702	*$*	*(33)*	*(4.7%)*
Commercial Loan and Master Lease Investments	$	701	$	1,052	*$*	*(351)*	*(33.4%)*
Real Estate Operations	$	1,893	$	81	*$*	*1,812*	*2,237.0%*
Total Revenues	$	14,712	$	12,838	*$*	*1,874*	*14.6%*

The increase in total revenue was primarily attributable to income produced by the Company's recent income property acquisitions versus that of properties disposed of by the Company during the comparative period, as well as increased revenue from real estate operations related to the sale of subsurface interests.

(in thousands, except per share data)		For the Three Months Ended March 31, 2021		For the Three Months Ended March 31, 2020		*Variance to Comparable Period in the Prior Year*	
Net Income (Loss)	$	7,785	$	(12,262)	*$*	*20,047*	*163.5%*
Net Income (Loss) per diluted share	$	1.32	$	(2.60)	*$*	*3.92*	*150.8%*
FFO [(1)]	$	5,246	$	9,290	*$*	*(4,044)*	*(43.5%)*
FFO per diluted share [(1)]	$	0.89	$	1.97	*$*	*(1.08)*	*(54.8%)*
AFFO [(1)]	$	5,687	$	9,182	*$*	*(3,495)*	*(38.1%)*
AFFO per diluted share [(1)]	$	0.97	$	1.95	*$*	*(0.98)*	*(50.3%)*
Dividends Declared and Paid, per share	$	1.00	$	0.25	*$*	*0.75*	*300.0%*

[(1)] See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

The Company's quarter-over-quarter comparison of per share data was impacted by the issuance of 1.2 million shares of common stock which was issued in December of 2020 in connection with the Company's special distribution, as required in connection with the Company's election to be taxable as a REIT. Additionally, the Company's net loss for three months ended March 31, 2020 included an income tax benefit of $4.1 million, or $0.87 per diluted share, as the Company's REIT conversion became effective in the statements of operations during the three months ended December 31, 2020. Net income for the three months ended March 31, 2021 includes $0.7 million, or $0.12 per diluted share, from gains on dispositions of income-producing properties and a non-cash, unrealized gain of $4.8 million, or $0.82 per diluted share, on the mark-to-market of the Company's investment in PINE due to the increase in the closing stock price of PINE during the quarter.

CEO Comments

"The first quarter was a strong start to the year as we completed our uplisting to the NYSE, continued to opportunistically sell legacy single tenant properties at attractive cap rates, and reinvest into high-quality, multi-tenanted properties at higher yields in the growing Salt Lake City, UT and Las Vegas, NV markets," said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. "These transactions resulted in approximately 130 basis points of spread between the weighted-average cap rate of our dispositions and the comparable reinvestment yields of our acquisitions, which has been a consistent theme of our portfolio repositioning efforts as we continue our evolution into a best-in-class, diversified REIT. As we look to accelerate our pace of dispositions in the 2nd and 3rd quarters, we expect to continue this trend, which should drive increased earnings per share growth and further support our attractive 7.6% dividend yield."

For the Quarter Ended March 31, 2021 5

Earnings Release 6 For the Quarter Ended March 31, 2021 Acquisitions During the three months ended March 31, 2021, the Company acquired two multi-tenant retail properties for total acquisition volume of $38.5 million, representing a weighted average going-in cash cap rate of 7.9%. Dispositions During the three months ended March 31, 2021, the Company sold two income properties for total disposition volume of $4.9 million, reflecting a weighted average exit cap rate of 6.4%. The sale of the properties generated a gain of $0.7 million. On April 23, 2021, the Company completed the sale of the property located in North Richland Hills, Texas, leased to Burlington for a sales price of $11.5 million, reflecting an exit cap rate of 7.3%, and of which proceeds are expected to be a part of a 1031 like-kind exchange transaction. Income Property Portfolio As of March 31, 2021, the Company’s portfolio had economic occupancy of 92.9% and physical occupancy of 92.7%. The Company’s income property portfolio consisted of the following as of March 31, 2021: Property Type # of Properties Square Feet Weighted Average Remaining on Lease Term Single-Tenant (1) 20 1,471 18.4 years Multi-Tenant 7 1,339 6.1 years Total / Weighted Average Lease Term 27 2,810 12.2 years % of Cash Rent attributable to Retail Tenants 66% % of Cash Rent attributable to Office Tenants 32% % of Cash Rent attributable to Hotel Ground Lease 2% Square feet in thousands. (1) The 20 single-tenant properties include (i) a property leased to The Carpenter Hotel which is under a long-term ground lease and includes two tenant repurchase options and (ii) a property in Hialeah leased to a master tenant which includes three tenant-repurchase options. Pursuant to FASB ASC Topic 842, Leases, the $16.3 and $21.0 million investments, respectively, have been recorded in the Company’s consolidated balance sheets as Commercial Loan and Master Lease Investments. Operational Highlights During the first quarter of 2021, CTO signed leases totaling 133,500 square feet. A summary of the Company’s leasing activity is as follows: Retail Square Feet Weighted Average Lease Term Cash Rent Per Square Foot Tenant Improvements Leasing Commissions New Leases 3.5 9.1 $ 46.95 $ 56 $ 99 Renewals & Extensions 130.0 5.2 $ 12.19 97 88 Total 133.5 5.5 $ 13.12 $ 153 $ 187 In thousands except for per square foot and lease term data.

Earnings Release 7 For the Quarter Ended March 31, 2021 COVID-19 Pandemic and Rent Collection Update In March 2020, the World Health Organization declared the outbreak of the novel coronavirus as a pandemic (the “COVID- 19 Pandemic”), which has spread throughout the United States. The spread of the COVID-19 Pandemic has continued to cause significant volatility in the U.S. and international markets, and in many industries, business activity has experienced periods of almost complete shutdown. There continues to be uncertainty around the duration and severity of business disruptions related to the COVID-19 Pandemic, as well as its impact on the U.S. economy and international economies. Q1 2021 Rent Status: The Company collected approximately100% of the CBR due for the three months ended March 31, 2021. CBR represents the amount owed to the Company under the current terms of its lease agreements in each respective month. The Company previously agreed to defer or abate certain CBRs in exchange for additional lease term or other lease enhancing additions. In general, the repayment of the deferred CBR began in the third quarter of 2020, with ratable payments continuing, in some cases, into 2023. 2021 Rent Status: As of April 28, 2021, the Company has received payments for CBR due in April 2021 from tenants representing 100% of the CBR due during such period. An assessment of the current or identifiable potential financial and operational impacts on the Company as a result of the COVID-19 Pandemic are as follows: • The total borrowing capacity on the Company’s revolving credit facility is based on the assets currently in the borrowing base, as defined by the Company’s revolving credit facility agreement. Pursuant to the terms of the revolving credit facility agreement, any property in the borrowing base with a tenant that is more than 60 days past due on its contractual rent obligations would be automatically removed from the borrowing base and the Company’s borrowing capacity would be reduced. For the tenants requesting rent relief with which the Company has reached an agreement, such deferral and/or abatement agreements for current rent, under the terms of the credit facility, would not be past due if the tenants adhere to such modifications, and thus those properties would not be required to be removed from the borrowing base. The Company’s available borrowing capacity has not been limited as a result of the referenced terms of the revolving credit facility. • As a result of the outbreak of the COVID-19 Pandemic, the federal government and the state of Florida issued orders encouraging everyone to remain in their residence and not go into work. In response to these orders and in the best interest of our employees and directors, we have implemented significant preventative measures to ensure the health and safety of our employees and Board of Directors (the “Board”), including: (i) conducting all meetings of the Board and Committees of the Board telephonically or via a visual conferencing service, (ii) permitting the Company’s employees to work from home at their election, (iii) enforcing appropriate social distancing practices in the Company’s office, (iv) encouraging the Company’s employees to wash their hands often and use face masks, (v) providing hand sanitizer and other disinfectant products throughout the Company’s office, (vi) requiring employees who do not feel well in any capacity to stay at home, and (vii) requiring all third-party delivery services (e.g. mail, food delivery, etc.) to complete their service outside the front door of the Company’s office. The Company also offered COVID-19 testing to its employees to ensure a safe working environment. These preventative measures have not had any material adverse impact on the Company’s financial reporting systems, internal controls over financial reporting or disclosure controls and procedures. At this time, we have not laid off, furloughed, or terminated any employee in response to the COVID-19 Pandemic. Land Joint Venture The venture formed when the Company sold its controlling interest in the entity that owned the Company’s remaining land portfolio, of which the Company has a retained interest (the “Land JV”), currently holds approximately 1,600 acres of undeveloped land in Daytona Beach, Florida. The Land JV’s current transaction pipeline includes approximately 300 acres of potential land sales totaling $16.6 million. The buyers of these parcels include in-state and out-of-state developers.

Earnings Release 8 For the Quarter Ended March 31, 2021 Subsurface Interests During the three months ended March 31, 2021, the Company sold approximately 25,000 acres of subsurface oil, gas and mineral rights for $1.9 million, resulting in a gain on the sale of $1.8 million. As of March 31, 2021, the Company owns full or fractional subsurface oil, gas, and mineral interests underlying approximately 429,000 “surface” acres of land owned by others in 20 counties in Florida. REIT Conversion and NYSE Uplisting On February 1, 2021, the Company announced the completion of a merger that was undertaken in connection with the Company’s previously announced plan for the Company to elect to be subject to tax as a REIT for U.S. federal income tax purposes (the “Merger”). As a result of the Merger, the Company is a corporation organized in the state of Maryland and the Company’s charter includes certain standard REIT provisions, including ownership limitations and transfer restrictions applicable to the Company’s capital stock. Following the completion of the Merger, the Company’s common stock began trading on the New York Stock Exchange on February 1, 2021 under the ticker symbol “CTO.” Capital Markets and Balance Sheet During the three months ended March 31, 2021, the Company completed the following notable capital markets transactions: ▪ On March 10, 2021, the Company entered into a $50.0 million term loan agreement under its revolving credit facility. The revolving credit facility was also amended to increase lender commitments from $200.0 million to $210.0 million with the addition of one lender and to increase the accordion option that allows the Company to request additional term loan lender commitments up to a total of $150.0 million and additional credit facility lender commitments up to a total of $300.0 million. ▪ On March 12, 2021, the Company repaid its $23.2 million mortgage note payable secured by its Wells Fargo- occupied property in Raleigh, North Carolina with availability from its revolving credit facility. The following table provides a summary of the Company’s long-term debt, at face value, as of March 31, 2021: Component of Long-Term Debt Principal Interest Rate Maturity Date Revolving Credit Facility (1) $100.0 million 0.7325% + [1.35% – 1.95%] May 2023 Revolving Credit Facility $44.8 million 30-day LIBOR + [1.35% - 1.95%] May 2023 2026 Term Loan (2) $50.0 million 0.2200% + [1.35% – 1.95%] March 2026 Mortgage Note Payable $30.0 million 4.33% October 2034 2025 Convertible Senior Notes $62.5 million 3.88% April 2025 Total Debt / Weighted Average Interest Rate $287.3 million 2.62% (1) Effective March 31, 2020, the Company utilized an interest rate swap to achieve a fixed LIBOR rate of 0.7325% plus the applicable spread on $100.0 million of the outstanding balance on the revolving credit facility. (2) Effective March 10, 2021, the Company redesignated the interest rate swap that previously hedged $50.0 million of the outstanding balance on the revolving credit facility to the $50.0 million term loan balance. On April 1, 2021, the Company filed a shelf registration statement on Form S-3, registering the possible issuance and sale of common stock, preferred stock, warrants, rights, and units with a maximum aggregate offering price of up to $350.0 million.

Earnings Release 9 For the Quarter Ended March 31, 2021 Dividends The Company paid a cash dividend for the first quarter of 2021 of $1.00 per share, on March 31, 2021 to stockholders of record as of the close of business on March 22, 2021. On April 28, 2021, the Company announced a cash dividend for the second quarter of 2021 of $1.00 per share, payable on June 30, 2021 to stockholders of record as of the close of business on June 21, 2021, representing an annualized yield of 7.6% based on the closing price of the Company’s common stock on April 28, 2021. 2021 Outlook The Company is maintaining its outlook and guidance for 2021, which assumes continued improvement in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions. 2021 Outlook Low High Acquisition of Income-Producing Assets $75.0 million $125.0 million Target Investment Initial Cash Yield 6.50% 7.25% Disposition of Assets $75.0 million $125.0 million Target Disposition Cash Yield 6.35% 6.75% FFO Per Diluted Share $3.80 $4.10 AFFO Per Diluted Share $3.90 $4.20 Weighted Average Diluted Shares Outstanding 5.9 million 5.9 million 1st Quarter Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the quarter ended March 31, 2021, on Friday, April 30, 2021, at 9:00 AM ET. Stockholders and interested parties may access the earnings call via teleconference or webcast: Teleconference: USA (Toll Free) 1-888-317-6003 International: 1-412-317-6061 Canada (Toll Free): 1-866-284-3684 Please dial in at least fifteen minutes prior to the scheduled start time and use the code 9801231 when prompted. A webcast of the call can be accessed at: https://services.choruscall.com/links/cto210430.html. To access the webcast, log on to the web address noted above or go to http://www.ctoreit.com and log in at the investor relations section. Please log in to the webcast at least ten minutes prior to the scheduled time of the Earnings Call. About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded diversified REIT that owns and operates a diversified portfolio of income properties comprising approximately 2.8 million square feet in the United States. CTO also owns an approximate 22.3% interest in Alpine Income Property Trust, Inc., a publicly traded net lease real estate investment trust (NYSE: PINE).

Earnings Release 10 For the Quarter Ended March 31, 2021 We encourage you to review our most recent investor presentation, which is available on our website at www.ctoreit.com. Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of the novel coronavirus, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE or the venture formed when the Company sold its controlling interest in the entity that owned the Company’s remaining land portfolio, of which the Company has a retained interest; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with GAAP. We also disclose Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non- GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write- downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from

Earnings Release 11 For the Quarter Ended March 31, 2021 sales, and the land sales gains included in discontinued operations. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below- market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Consolidated Balance Sheets 12 For the Quarter Ended March 31, 2021 CTO Realty Growth, Inc. Consolidated Balance Sheets (In thousands, except share and per share data) As of (Unaudited) March 31, 2021 December 31, 2020 ASSETS Real Estate: Land, at cost $ 179,923 $ 166,512 Building and Improvements, at cost 317,870 305,614 Other Furnishings and Equipment, at cost 679 672 Construction in Process, at cost 551 323 Total Real Estate, at cost 499,023 473,121 Less, Accumulated Depreciation (33,319) (30,737) Real Estate—Net 465,704 442,384 Land and Development Costs 7,074 7,083 Intangible Lease Assets—Net 53,215 50,176 Assets Held for Sale 4,505 833 Investment in Joint Ventures 48,686 48,677 Investment in Alpine Income Property Trust, Inc. 35,408 30,574 Mitigation Credits 2,622 2,622 Commercial Loan and Master Lease Investments 38,417 38,320 Cash and Cash Equivalents 4,691 4,289 Restricted Cash 609 29,536 Refundable Income Taxes 277 26 Other Assets 12,227 12,180 Total Assets $ 673,435 $ 666,700 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 739 $ 1,047 Accrued and Other Liabilities 7,042 9,090 Deferred Revenue 3,463 3,319 Intangible Lease Liabilities—Net 23,396 24,163 Liabilities Held for Sale 831 831 Deferred Income Taxes—Net 3,343 3,521 Long-Term Debt 280,248 273,830 Total Liabilities 319,062 315,801 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, no shares issued or outstanding at March 31, 2021; 50,000 shares authorized; $100.00 par value, no shares issued or outstanding at December 31, 2020 — — Common Stock – 500,000,000 shares authorized; $0.01 par value, 5,957,079 shares issued and outstanding at March 31, 2021; 25,000,000 shares authorized; $1.00 par value, 7,310,680 shares issued and 5,915,756 shares outstanding at December 31, 2020 60 7,250 Treasury Stock – 0 shares at March 31, 2021 and 1,394,924 shares at December 31, 2020 — (77,541) Additional Paid-In Capital 13,341 83,183 Retained Earnings 341,645 339,917 Accumulated Other Comprehensive Loss (673) (1,910) Total Stockholders’ Equity 354,373 350,899 Total Liabilities and Stockholders’ Equity $ 673,435 $ 666,700

Consolidated Statements of Operations 13 For the Quarter Ended March 31, 2021 CTO Realty Growth, Inc. Consolidated Statements of Operations (Unaudited, in thousands, except share, per share and dividend data) Three Months Ended March 31, March 31, 2021 2020 Revenues Income Properties $ 11,449 $ 11,003 Management Fee Income 669 702 Interest Income from Commercial Loan and Master Lease Investments 701 1,052 Real Estate Operations 1,893 81 Total Revenues 14,712 12,838 Direct Cost of Revenues Income Properties (2,917) (2,113) Real Estate Operations (82) (1,524) Total Direct Cost of Revenues (2,999) (3,637) General and Administrative Expenses (3,132) (3,092) Impairment Charges — (1,905) Depreciation and Amortization (4,830) (4,552) Total Operating Expenses (10,961) (13,186) Gain on Disposition of Assets 708 — Gain on Extinguishment of Debt — 637 Other Gains and Income 708 637 Total Operating Income 4,459 289 Investment and Other Income (Loss) 5,332 (13,186) Interest Expense (2,444) (3,453) Income (Loss) from Operations Before Income Tax Benefit 7,347 (16,350) Income Tax Benefit 438 4,088 Net Income (Loss) $ 7,785 $ (12,262) Per Share Information: Basic $ 1.32 $ (2.60) Diluted $ 1.32 $ (2.60) Weighted Average Number of Common Shares: Basic 5,879,085 4,711,396 Diluted 5,879,085 4,711,396 Dividends Declared and Paid $ 1.00 $ 0.25

Non-GAAP Financial Measures 14 For the Quarter Ended March 31, 2021 CTO Realty Growth, Inc. Non-GAAP Financial Measures (Unaudited, in thousands, except per share data) Three Months Ended March 31, 2021 March 31, 2020 Net Income (Loss) $ 7,785 $ (12,262) Depreciation and Amortization 4,830 4,552 Gains on Disposition of Assets (708) — Losses (Gains) on Other Assets (1,827) 1,389 Impairment Charges — 1,905 Unrealized (Gain) Loss on Investment Securities (4,834) 13,706 Funds from Operations $ 5,246 $ 9,290 Adjustments: Straight-Line Rent Adjustment $ (685) $ (338) COVID-19 Rent Repayments 220 — Amortization of Intangibles to Lease Income (396) (474) Contributed Leased Assets Accretion (121) (43) Gain on Extinguishment of Debt — (637) Amortization of Discount on Convertible Debt 310 504 Non-Cash Compensation 958 819 Non-Recurring G&A 93 102 Amortization of Deferred Financing Costs to Interest Expense 165 150 Accretion of Loan Origination Fees — (88) Non-Cash Imputed Interest (103) (103) Adjusted Funds from Operations $ 5,687 $ 9,182 FFO per diluted share $ 0.89 $ 1.97 AFFO per diluted share $ 0.97 $ 1.95

Summary of Debt 15 Notes Payable Principal Interest Rate Maturity Date Revolving Credit Facility (1) $100.0 million 0.7325% + [1.35% – 1.95%] May 2023 Revolving Credit Facility 44.8 million 30-day LIBOR + [1.35% – 1.95%] May 2023 2025 Convertible Senior Notes 62.5 million 3.88% April 2025 2026 Term Loan (2) 50.0 million 0.2200% + [1.35% – 1.95%] March 2026 Total Notes / Weighted- Average Interest Rate $257.3 million 2.42% Mortgages Payable Principal Interest Rate Maturity Date Six-Property CMBS Mortgage Payable $30.0 million 4.33% October 2034 Total Mortgages / Weighted- Average Interest Rate $30.0 million 4.33% Fixed vs. Variable Principal Interest Rate % of Total Total Fixed Rate Debt $242.5 million 2.81% 84% Total Variable Rate Debt 44.8 million 30-day LIBOR + [1.35% – 1.95%] 16% Total Debt $287.3 million 2.62% 100% Net Debt to Total Enterprise Value 48% Any differences a result of rounding. (1) Effective March 31, 2020, the Company utilized an interest rate swap to achieve a fixed LIBOR rate of 0.7325% plus the applicable spread on $100.0 million of the outstanding balance on the revolving credit facility. (2) Effective March 10, 2021, the Company redesignated the interest rate swap that previously hedged $50.0 million of the outstanding balance on the revolving credit facility to the $50.0 million term loan balance. For the Quarter Ended March 31, 2021

Notable Acquisitions & Dispositions 16 Property Property Type Date Square Feet Price Gain World of Beer & Fuzzy’s Taco Shop - Brandon, FL Multi-Tenant Retail 1/20/2021 6,715 $2.3 $0.6 Moe’s Southwest Grill - Jacksonville, FL Single Tenant Retail 2/23/2021 3,111 2.5 0.1 Total Dispositions 2 properties 9,826 $4.9 $0.7 Property Property Type Date Price Square Feet % Leased at Acquisition Jordan Landing – West Jordan, UT (Salt Lake City, UT) Multi-Tenant Retail 3/2/2021 $20.0 183,320 93% Eastern Commons – Henderson, NV (Las Vegas, NV) Multi-Tenant Retail 3/10/2021 18.5 146,667 88% Total Acquisitions 2 Properties $38.5 329,987 $ in millions. Any differences a result of rounding For the Quarter Ended March 31, 2021

Summary of Joint Ventures 17 Land Joint Venture Q1 2021 Since Inception Land Sales Acres Sold - acres 3,800 acres Sales Price $ - $79.7 million Distributions to Joint Venture Partner $ - $76.3 million Partner Capital Balance as of March 31, 2021 $33.3 million Acres of Land Remaining to be Sold 1,600 acres Estimated Value $70.0 million - $95.0 million Mitigation Bank Joint Venture Q1 2021 Since Inception Mitigation Credit Sales Sales Price $0.1 million $6.1 million Distributions to Joint Venture Partner $0.1 million $6.1 million For the Quarter Ended March 31, 2021

Schedule of Other Assets 18 Subsurface Interests Estimated Value Acres Available for Sale (1) 429,000 acres $7.0 million Land & Development Acreage Estimated Value 110 Beach Street, Daytona Beach, FL 0.1 acres Downtown Daytona Land – Combined Parcels 6.0 acres Total Land & Development 6.1 acres $7.0 million All numbers in thousands except for acres and unless otherwise noted. (1) Includes royalty, half interest and full interest acreage, with and without entry rights. Commercial Loans Origination Date Maturity Date Original Loan Amount Carrying Value Interest Rate Mortgage Note – 4311 Maple Avenue, Dallas, TX October 2020 April 2023 $400 $393 7.50% Investment Securities Shares and Operating Partnership Units Owned Value Per Share at March 31, 2021 Estimated Value Alpine Income Property Trust 2,040 $17.36 per share $35.4 million For the Quarter Ended March 31, 2021

Leasing Summary 19 Renewals & Extensions (1) Q1 2021 2021 YTD Leases 11 11 Square Feet 130.0 130.0 New Cash Rent PSF $12.19 $12.19 Tenant Improvements $97 $97 Leasing Commissions $88 $88 Weighted Average Term 5.2 years 5.2 years All numbers in thousands except per square foot data and unless otherwise noted. Any differences a result of rounding. (1) Renewal and extension leases represent the same tenant in the same location, with renewal leases representing expiring leases rolling over and extensions representing existing leases being extended for additional term and/or additional rent. New Leases Q1 2021 2021 YTD Leases 3 3 Square Feet 3.5 3.5 New Cash Rent PSF $46.95 $46.95 Tenant Improvements $56 $56 Leasing Commissions $99 $99 Weighted Average Term 9.1 years 9.1 years All Leases Summary Q1 2021 2021 YTD Leases 14 14 Square Feet 133.5 133.5 New Cash Rent PSF $13.12 $13.12 Tenant Improvements $153 $153 Leasing Commissions $187 $187 Weighted Average Term 5.5 years 5.5 years For the Quarter Ended March 31, 2021

Portfolio Diversification

CTO REALTY GROWTH

Tenant or Concept	Credit Rating (1)	Square Feet	Annualized Base Rent	Percent of Annualized Base Rent
Fidelity Investments	BBB	210	$ 3,646	8.0%
Wells Fargo	A+	450	2,784	6.1%
The Carpenter Hotel Austin Tex	Not Rated	74	2,464	5.4%
Ford Credit	BB+	121	2,284	5.0%
Master Lease Tenant of Westland Gateway Plaza	Not Rated	108	1,730	3.8%
at home	B	192	1,600	3.5%
Burlington	BB	118	1,571	3.5%
General Dynamics	A	64	1,564	3.4%
24 Hour Fitness	CCC-	46	1,560	3.4%
Lowe's	BBB+	132	917	2.0%
Harkins Theatres	Not Rated	56	906 (2)	2.0%
Hobby Lobby	Not Rated	55	747	1.6%
The Hall at Ashford Lane	Not Rated	17	706	1.6%
LandShark	Not Rated	6	705	1.6%
Harris Teeter	BBB	45	704	1.5%
Big Lots!	Not Rated	60	697	1.5%
Party City	CCC+	28	683	1.5%
Best Buy	BBB	36	630	1.4%
Staples	B	38	560	1.2%
Rite Aid	CCC+	16	558	1.2%
Other		938	18,464	40.8%
Total Portfolio		**2,810**	**$ 45,480**	**100.0%**

All numbers in thousands unless otherwise noted.
Any differences a result of rounding.
(1) A credit rated, or investment grade rated tenant (rating of BBB- or Baa3 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody's Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners (NAIC).
(2) Harkins Theatres' Annualized Base Rent reflects defined rent beginning December 1, 2021. The Company and Harkins Theatres agreed to a percentage rent structure in consideration of the COVID-19 pandemic for the period of November 2020 through November 2021.

For the Quarter Ended March 31, 2021 20

Portfolio Diversification 21 Square Feet and Annualized Base Rent in thousands. Any differences a result of rounding. Geographic Concentration # of Properties Square Feet Annualized Base Rent Percent of Annualized Base Rent Florida 10 641 $ 14,222 31.3% Georgia 1 270 6,107 13.4% Arizona 2 288 5,514 12.1% Texas 4 412 4,777 10.5% New Mexico 1 210 3,646 8.0% North Carolina 2 495 3,489 7.7% Virginia 2 110 3,123 6.9% Utah 1 183 1,731 3.8% Nevada 1 147 1,495 3.3% Washington 1 16 558 1.2% New York 1 16 486 1.1% Maryland 1 26 332 0.7% Total Portfolio 27 2,810 $ 45,480 100.0% For the Quarter Ended March 31, 2021

Metropolitan Statistical Area # of Properties Square Feet Annualized Base Rent Percent of Annualized Base Rent Jacksonville, FL 4 364 $ 8,599 18.9% Atlanta–Sandy Springs–Alpharetta, GA 1 270 6,107 13.4% Phoenix-Mesa-Scottsdale, AZ 2 288 5,514 12.1% Albuquerque, NM 1 210 3,646 8.0% Washington-Arlington-Alexandria, DC-VA-MD-WV 3 136 3,455 7.6% Raleigh, NC 1 450 2,784 6.1% Austin-Round Rock, TX 1 74 2,464 5.4% Tampa-St. Petersburg-Clearwater, FL 1 121 2,484 5.0% Salt Lake City, UT 1 183 1,731 3.8% Miami-Fort Lauderdale-Pompano Beach, FL 1 108 1,730 3.8% Las Vegas-Henderson-Paradise, NV 1 147 1,495 3.3% Dallas-Fort Worth-Arlington, TX 2 207 1,396 3.1% Deltona–Daytona Beach–Ormond Beach, FL 2 12 992 2.2% Houston-The Woodlands-Sugar Land, TX 1 132 917 2.0% Charlotte-Concord-Gastonia, NC-SC 1 45 704 1.5% Seattle–Tacoma–Bellevue, WA 1 16 558 1.2% New York-Newark-Jersey City, NY-NJ 1 16 486 1.1% Orlando-Kissimmee-Sanford, FL 1 14 328 0.7% North Port–Sarasota–Bradenton, FL 1 18 290 0.6% Total Portfolio 27 2,810 $ 45,480 100.0% Bold Indicates Markets with > 1 Million in Population 24 2,588 $ 40,842 89.8% Portfolio Diversification 22 Square Feet and Annualized Base Rent in thousands. Any differences a result of rounding. For the Quarter Ended March 31, 2021

Lease Expirations

Year	# of Leases	Expiring Square Feet	Annualized Base Rent	Percent of Annualized Base Rent
2021[1]	11	56	$ 1,367	3.0%
2022	19	118	2,526	5.6%
2023	14	139	2,487	5.5%
2024	7	492	3,585	7.9%
2025	10	82	2,073	4.6%
2026	16	226	4,337	9.5%
2027	7	260	2,562	5.6%
2028	16	478	9,274	20.4%
2029	14	299	5,072	11.2%
2030	8	88	1,635	3.6%
2031	5	50	1,324	2.9%
2032	4	44	1,356	3.0%
2033	1	6	705	1.6%
2034	3	67	1,204	2.6%
2035	1	51	1,778	3.9%
Thereafter	2	186	4,194	5.7%
Total Portfolio	**139**	**2,639**	**$ 45,480**	**100.0%**

Physical Occupancy	**92.7%**
Economic Occupancy	**92.9%**

Square Feet and Annualized Base Rent in thousands.
Any differences a result of rounding.
(1) Includes leases that are month-to-month or in process of renewal.

For the Quarter Ended March 31, 2021

23

Schedule of Properties

CTO REALTY GROWTH

Property	Asset Type	Property Type	Acreage	Square Feet	Occupancy
Wells Fargo – Raleigh, NC	Single Tenant	Office	40.6	450	100%
Ashford Lane – Atlanta, GA	Multi-Tenant	Retail	43.7	270	71%
Crossroads Towne Center – Chandler, AZ	Multi-Tenant	Retail	31.1	254	98%
The Strand – Jacksonville, FL	Multi-Tenant	Retail	52.0	212	92%
Fidelity – Albuquerque, NM	Single Tenant	Office	25.3	210	100%
Jordan Landing – West Jordan, UT	Multi-Tenant	Retail	16.1	183	93%
Eastern Commons SC – Henderson, NV	Multi-Tenant	Retail	11.9	147	88%
245 Riverside – Jacksonville, FL	Multi-Tenant	Office	3.4	137	89%
Westcliff Center – Fort Worth, TX	Multi-Tenant	Retail	10.3	136	61%
Lowe's – Katy, TX	Single Tenant	Retail	15.5	132	100%
Sabal Pavilion – Tampa, FL	Single Tenant	Office	11.5	121	100%
Westland Gateway Plaza – Hialeah, FL	Single Tenant	Retail	8.5	108	100%
The Carpenter Hotel – Austin, TX	Single Tenant	Retail	1.4	74	100%
Burlington – North Richland Hills, TX	Single Tenant	Retail	5.2	71	100%
General Dynamics – Reston, VA	Single Tenant	Office	3.0	64	100%
24 Hour Fitness – Falls Church, VA	Single Tenant	Retail	3.1	46	100%
Harris Teeter/Food Lion – Charlotte, NC	Single Tenant	Retail	6.9	45	100%
Big Lots – Phoenix, AZ	Single Tenant	Retail	3.6	35	100%
Big Lots – Germantown, MD	Single Tenant	Retail	2.4	26	100%
Staples – Sarasota, FL	Single Tenant	Retail	2.4	18	100%
Rite Aid – Renton, WA	Single Tenant	Retail	1.6	16	100%
Party City – Oceanside, NY	Single Tenant	Retail	1.2	16	100%
Walgreens – Clermont, FL	Single Tenant	Retail	1.9	14	100%
Chuy's – Jacksonville, FL	Single Tenant	Retail	1.2	8	100%
Firebirds – Jacksonville, FL	Single Tenant	Retail	1.0	7	100%
Landshark – Daytona Beach, FL	Single Tenant	Retail	3.0	6	100%
Crabby's – Daytona Beach, FL	Single Tenant	Retail	3.0	6	100%
Total Portfolio		**27**	**310.7**	**2,810**	**93%**

Square Feet in thousands.
Any differences a result of rounding.

For the Quarter Ended March 31, 2021

24

Research Coverage 25 Institution Coverage Analyst Email Phone B. Riley Craig Kucera craigkucera@brileyfin.com (703) 312-1635 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Harshil Thakkar hthakkar@janney.com (646) 840-3219 For the Quarter Ended March 31, 2021

Definitions and Terms 26 Annualized Base Rent (ABR) is the annual straight-line recognition of a lease’s minimum base rent as calculated based on the leases in-place within the Company’s portfolio as of the end of the reporting period. Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO) are both non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write- downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and the land sales gains included in discontinued operations. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. Net Debt is calculated as our gross debt at face value and before the effects of net deferred financing costs, less cash, cash equivalents and restricted cash. We believe it is appropriate to exclude cash, cash equivalents and restricted cash from gross debt because the cash, cash equivalents and restricted cash could be used to repay debt. We believe net debt is a beneficial disclosure because it represents the contractual obligations of the company that would potentially need to be repaid in the future. New Cash Rent PSF is the in-place minimum cash rent of the newly signed lease, divided by the square feet of the unit for which the tenant is occupying. Weighted Average Term is the term of a set of leases, weighted by the amount of in-place annual minimum base rent. For the Quarter Ended March 31, 2021